UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2021

STITCH FIX, INC.
(Exact name of Registrant as Specified in Its Charter)

Commission file number: 001-38291

Delaware	27-5026540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1 Montgomery Street, Suite 1500
San Francisco, California 94104
(Address of principal executive offices and zip code)
(415) 882-7765
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.00002 per share	SFIX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2021, the Board of Directors of Stitch Fix, Inc. (the “Company”) appointed Sarah Barkema, age 39, as the Company’s principal accounting officer, effective immediately. Ms. Barkema will report to Dan Jedda, the Company’s Chief Financial Officer, as the Company’s Vice President, Chief Accounting Officer.
Prior to joining the Company, Ms. Barkema was employed by Fortive Corporation where she held the roles of Vice President, Corporate Finance and Reporting from November 2019 through November 2021 and Senior Director and Director, Corporate Finance and Reporting from February 2018 through November 2019, where she was responsible for the external reporting and technical accounting functions. Prior to joining Fortive, Ms. Barkema served as Director of SEC Reporting at VF Corporation from October 2016 to February 2018.
In connection with Ms. Barkema’s appointment, the Company and Ms. Barkema entered into an offer letter on September 27, 2021, under which Ms. Barkema will receive $350,000 in annual base salary; eligibility to participate in the Company’s executive bonus program, with a target bonus of 30% of base salary; and a stock award valued at $1,700,000 to be granted in restricted stock units. Ms. Barkema has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Ms. Barkema is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stitch Fix, Inc.

Dated: November 18, 2021	By:	/s/ Scott Darling
Scott Darling
Chief Legal Officer